As filed with the Securities and Exchange Commission on November 14, 2011
Registration No. 333-169942

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-1
ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	7370	26-3552213
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
Incorporation or Organization)	Classification Code Number)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza,
No. 91 Jianguo Road, Chaoyang District, Beijing,
People’s Republic of China 100022
Tel. No: +86 10 85712518

 (Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

L and R Service Company of Nevada, LLC
3993 Howard Hughes Pkwy
Suite 600
Las Vegas, NV 89169
Tel. No: (702) 949-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Tel. No.: 212-407-4159  Fax No.: 212-407-4990

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☒

This Registration Statement is a Post-Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-169942 and shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

Explanatory Note:  This Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (Registration No. 333-169942) (the “Registration Statement”), which was declared effective by the Commission on February 2, 2011 is being filed to update disclosure to include recent audited financial statements and other information.  In connection with this Post-Effective Amendment, we have also updated disclosure to include recent interim financial statements, including updates to our Management’s Discussion and Analysis and updated our Business description, and made updates to reflect that our common stock is presently traded on the NASDAQ Stock Market, LLC.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject To Completion, Dated November 14, 2011

TRUNKBOW INTERNATIONAL HOLDINGS, INC.

16,328,581 Shares of Common Stock

This prospectus relates to the resale of up to 13,223,162 shares of common stock and 3,105,419 shares of common stock underlying warrants (collectively, the “Shares”) that may be sold from time to time by the selling stockholders named in this prospectus.

We will not receive any proceeds from the sale of the Shares by the selling stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants.  The selling stockholders may sell their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Our common stock is traded on the NASDAQ Global Market, under the symbol “TBOW”. The closing price of our common stock on November 10, 2011 was $2.02.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 5 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2011

Table of Contents

PROSPECTUS SUMMARY	3

THE OFFERING	4

RISK FACTORS	5

NOTE REGARDING FORWARD-LOOKING STATEMENTS	5

USE OF PROCEEDS	5

SELLING STOCKHOLDERS	6

PLAN OF DISTRIBUTION	16

DESCRIPTION OF CAPITAL STOCK	18

TRANSFER AGENT AND REGISTRAR	21

LEGAL MATTERS	21

EXPERTS	21

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US	21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	22

PROSPECTUS SUMMARY

This summary highlights what we consider to be the most important information about us, you should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, especially the risks of investing in our common stock, which we discuss later in “Risk Factors,” and our consolidated  financial statements and related notes incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Unless the context requires otherwise, the words “we,” the “Company,” us” and “our” refer to Trunkbow International Holdings, Inc. and our subsidiaries.

The Company

Overview

We are a leading provider of technology platform solutions for mobile telecom operators in the People’s Republic of China.  Our patented platforms provide a comprehensive solution for Chinese telecom operators to deliver and manage the distribution of various mobile value-added service (“MVAS”) applications to their subscribers. The Trunkbow brand is regarded by Chinese telecom operators as a well-managed, trusted provider of technology solutions.   Our R&D focused business model provides us with a defensible market position as a technology solutions provider to the telecom operators.

Trunkbow was founded in 2001 by former Silicon Valley engineers with extensive experience in the telecom industry. We have been able to develop first to market application platforms that enable telecom operators to generate significant new revenue streams by leveraging our extensive knowledge of the mobile network technology. Since our inception, we have invested significant time and resources to develop cutting edge technology solutions for our customers. We were the first to create and develop a Color Ring Back Tone (“CRBT”) application platform for Shandong Unicom in 2003. Since then, this innovative service solution has become the third largest revenue contributor for China Mobile after voice and Short Message Service (“SMS”).

Executive Office

Our principal executive offices are located at Unit 1217-1218, 12F of Tower B, Gemdale Plaza, No. 91 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China 100022, Tel: (86) (10) 8571-2518, Fax: (86) (10) 8571-2528.

THE OFFERING

The Offering

This prospectus relates to the sale by the selling stockholders of up to 16,328,581 shares of our common stock, which includes (i) 13,223,162 shares of common stock and (ii) 3,105,419 shares of common stock underlying warrants.

Common stock offered by us:	None

Common stock offered by the selling stockholders:	16,328,581

Common stock outstanding before the offering:	36,807,075 as of November 3, 2011

Common stock to be outstanding after the offering (excluding the exercise of any warrants after November 3, 2011):	36,807,075

Use of proceeds:
We will not receive any of the proceeds from the sale of the common stock by the selling stockholders, but we will receive approximately $7,010,838 in proceeds if the selling stockholders were to exercise all 3,105,419 warrants to purchase shares of our common stock to be sold hereunder. As of October 28, 2011, 305,000 of the 3,105,419 warrants had been exercised for aggregate proceeds of $610,000.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1 of Part 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, which are incorporated by reference into this prospectus, and any other document that is incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. These include statements about our expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar words or phrases. The forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions. Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We will receive approximately $7,010,838 in proceeds if the selling stockholders were to exercise all 3,105,419 warrants to purchase shares of our common stock to be sold hereunder. As of October 28, 2011, 305,000 of the 3,105,419 warrants had been exercised for aggregate proceeds of $610,000.

SELLING STOCKHOLDERS

We are registering for resale certain shares of our common stock issued in a private placement in February 2010, as described elsewhere in this prospectus.  In addition, we are registering for resale 200,000 shares of our common stock underlying a warrant issued to Roth Capital Partners, LLC in connection with our February 2010 initial public offering.  The warrant held by Roth Capital Partners, LLC has a term of three years, an exercise price of $6 per share and provides for cashless exercise at all times.  Roth Capital Partners, LLC is a broker-dealer that received the shares in the ordinary course of its business as compensation, without any agreements or understandings, directly or indirectly, with any person, to distribute the securities. Byron Roth, Chairman and CEO, and Gordon Roth, CFO, have shared voting and dispositive power over the securities held by Roth Capital Partners, LLC.

We are registering the shares to permit the selling stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.

The following table sets forth:

•	the name of the selling stockholder,

•	the nature of any position, office or other material relationship which the selling stockholder has had within the past three years with us,

•	the number of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this prospectus,

•	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this prospectus, and

•
the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

The selling stockholders may offer for sale all or part of the shares of commons stock from time to time. The table below assumes that the selling stockholders will sell all of the shares of common stock offered for sale. The selling stockholder are under no obligation, however, to sell any shares of common stock pursuant to this prospectus.

Shares of Common Stock Beneficially Owned Before the Offering(1)		Warrants Included in	Total Number of Shares to	Number of Warrants Included in Total Number of Shares to be	Shares of Common Stock Beneficially Owned After the Offering(1)
Name	Total	Total	be Sold	Sold	Number	Percent
Aiguo Liu	6,000	1,000	6,000	1,000	0	0
Aihua Qi	6,000	1,000	6,000	1,000	0	0
Andrea Pearmain	1,500	250	1,500	250	0	0
Angui Dong	2,400	400	2,400	400	0	0
Bay Peak, LLC(3)	1,452,332	100,000	1,452,332	100,000	0	0
Bin Li	2,250	375	2,250	375	0	0
Bing Jiang	79,500	13,250	79,500	13,250	0	0
Bing Liu	150,000	25,000	150,000	25,000	0	0
Bingxin Wang	1,500	250	1,500	250	0	0
Bo Yang	23,760	3,960	23,760	3,960	0	0
Brock Ganeles	15,000	2,500	15,000	2,500	0	0
Calco Capital Corporation(4)	600	100	600	100	0	0
Canwen Zhang	1,200	200	1,200	200	0	0
Changjie Liu	1,500	250	1,500	250	0	0
Cheryl K. Hahn	1,200	200	1,200	200	0	0
Chiweng Lao	30,000	5,000	30,000	5,000	0	0
Chris Glassel	300	50	300	50	0	0
Chuangeng Xu	7,200	1,200	7,200	1,200	0	0
Chuanyu Zheng	15,000	2,500	15,000	2,500	0	0
Chunchao Ma	2,400	400	2,400	400	0	0
Chunhua Zheng	3,300	550	3,300	550	0	0

	Shares of Common Stock Beneficially Owned Before the Offering(1)		Total	Number of Warrants Included in Total	Shares of Common Stock Beneficially Owned After the Offering(1)
Name	Total	Warrants Included in Total	Number of Shares to be Sold	Number of Shares to be Sold	Number	Percent
Chunling Xue	1,500	250	1,500	250	0	0
Chunsheng Ma	7,200	1,200	7,200	1,200	0	0
Chunxia Ma	2,400	400	2,400	400	0	0
Chunxiang Zheng	1,200	200	1,200	200	0	0
CJMJ LLC(2)	55,000	55,000	55,000	55,000	0	0
Dana Krabbe	6,410	1,000	1,000	1,000	5,410	*
Danmei Liu	1,200	200	1,200	200	0	0
Dayi Wang	12,000	2,000	12,000	2,000	0	0
Dong Li	75,000	12,500	75,000	12,500	0	0
Dongyang Wang	12,000	2,000	12,000	2,000	0	0
Eddy Chow	805,991		805,991		0	0
Edward Wong	300	50	300	50	0	0
Elizabeth Benton Johnson TTEE/William Benton Johnson(5)	15,600	2,600	15,600	2,600	0	0
Equitunity China Fund I, LLC (Zener)(6)	36,000	6,000	6,000	6,000	30,000	*
Eric Wold	15,000	2,500	15,000	2,500	0	0
Fan He	15,000	2,500	15,000	2,500	0	0
Fang Li	6,000	1,000	6,000	1,000	0	0
Fang Lu	2,400	400	2,400	400	0	0
Fangchun Cai	12,000	2,000	12,000	2,000	0	0
Fanmei Hu	1,500	250	1,500	250	0	0
Faxiao Cheng	12,000	2,000	12,000	2,000	0	0
Feng Rong	1,200	200	1,200	200	0	0
Feng Wang	12,000	2,000	12,000	2,000	0	0
Fengling Luo	6,000	1,000	6,000	1,000	0	0
Gary Yurkovich	1,500	250	1,500	250	0	0
Gong Chen	30,000	5,000	30,000	5,000	0	0
Guanghua Yang	5,100	850	5,100	850	0	0
Guisheng Huang	75,000	12,500	75,000	12,500	0	0
Guodong Xu	21,000	3,500	21,000	3,500	0	0
Hai Guan	1,500	250	1,500	250	0	0
Haibo Liu	150,000	25,000	150,000	25,000	0	0
Haibo Xu	30,000	5,000	30,000	5,000	0	0
Hailing Lin	1,500	250	1,500	250	0	0
Hairong Ren	3,000	500	3,000	500	0	0
Haitao Hou	150,000	25,000	150,000	25,000	0	0
Hao Huang	9,000	1,500	9,000	1,500	0	0
Hena Sun	75,000	12,500	75,000	12,500	0	0
Hengjiang Liu	1,500	250	1,500	250	0	0
Hengxing Zhang	1,500	250	1,500	250	0	0
Hongxia Gao	750	125	750	125	0	0
HPCG Trunkbow Investments, LLC(7)	2,151,000	358,500	358,500	358,500	1,792,500	4.8%
Hua Feng	6,000	1,000	6,000	1,000	0	0
Huaichao Zhao	5,100	850	5,100	850	0	0

	Shares of Common Stock Beneficially Owned Before the Offering(1)		Total	Number of Warrants Included in Total	Shares of Common Stock Beneficially Owned After the Offering(1)
Name	Total	Warrants Included in Total	Number of Shares to be Sold	Number of Shares to be Sold	Number	Percent
Huide Chuang	2,250	375	2,250	375	0	0
Jaime Stutheit	1,200	200	1,200	200	0	0
Jamie Akins	300	50	300	50	0	0
Janet Wallace	1,440	240	1,440	240	0	0
Jason Merritt	300	50	300	50	0	0
Jayden Kulhawy	600	100	600	100	0	0
Jenna Akins	300	50	300	50	0	0
Jia Jiang	150,000	25,000	150,000	25,000	0	0
Jiang Ningling	805,991		805,991		0	0
Jianhua Sun	750	125	750	125	0	0
Jianmei Chen	2,100	350	2,100	350	0	0
Jianqiu Fu	15,000	2,500	15,000	2,500	0	0
Jianshuai Teng	2,400	400	2,400	400	0	0
Jianwei Guo	30,000	5,000	30,000	5,000	0	0
Jie Li	300,000	50,000	300,000	50,000	0	0
Jie Li	1,200	200	1,200	200	0	0
Jie Li	1,200	200	1,200	200	0	0
Jill Kulhawy	600	100	600	100	0	0
Jingui Hao	30,000	5,000	30,000	5,000	0	0
Jingxuan Zhang	2,400	400	2,400	400	0	0
Jingyuan Zhang	7,800	1,300	7,800	1,300	0	0
Jingzhong Li	60	10	60	10	0	0
Jishan Xia	1,500	250	1,500	250	0	0
Jocelyn Marie Smith	1,200	200	1,200	200	0	0
John Murphy	1,200	200	1,200	200	0	0
Joseph Yuen	300	50	300	50	0	0
Jozef Povazan	3,000	500	3,000	500	0	0
Juan Wei	5,100	850	5,100	850	0	0
Jun Wang	30,000	5,000	30,000	5,000	0	0
Junning He	15,000	2,500	15,000	2,500	0	0
Junqing Qiao	1,200	200	1,200	200	0	0
Kai Li	10,200	1,700	10,200	1,700	0	0
Kaiwen Lin	75,000	12,500	75,000	12,500	0	0
Ke Yang	30,000	5,000	30,000	5,000	0	0
Kuiheng Liang	1,200	200	1,200	200	0	0
Lang Family Revocable Living Trust, dated 12/27/1999(8)	78,620	10,000	10,000	10,000	68,620	*
Langang Li	2,400	400	2,400	400	0	0
Lanxiang Huo	750	125	750	125	0	0
Lao Chi Weng	978,144		978,144		0	0
Larry A. Flournoy Jr.	2,700	450	2,700	450	0	0
Lauren Steele	1,500	250	1,500	250	0	0
Le Wang	1,500	250	1,500	250	0	0
Lei Li	27,000	4,500	27,000	4,500	0	0
Li Qu	2,400	400	2,400	400	0	0
Liang Xu	1,200	200	1,200	200	0	0

	Shares of Common Stock Beneficially Owned Before the Offering(1)		Total	Number of Warrants Included in Total	Shares of Common Stock Beneficially Owned After the Offering(1)
Name	Total	Warrants Included in Total	Number of Shares to be Sold	Number of Shares to be Sold	Number	Percent
Lijun Zhang	2,400	400	2,400	400	0	0
Lin Li	1,200	200	1,200	200	0	0
Lin Li	1,500	250	1,500	250	0	0
Lin Wang	1,500	250	1,500	250	0	0
Linping Song	1,500	250	1,500	250	0	0
Lisa L. Velez	300	50	300	50	0	0
Lisheng Ju	1,500	250	1,500	250	0	0
Liwen Liang	30,000	5,000	30,000	5,000	0	0
Manyun Xu	1,200	200	1,200	200	0	0
Margaret Graw	1,500	250	1,500	250	0	0
Mark and Marie Zener Revocable Living Trust, dated November 16, 2009(9)	24,000	4,000	4,000	4,000	20,000	*
Mary Lynn Jeffries Revocable Trust(10)	30,000	5,000	5,000	5,000	25,000	*
Meiyan Yu	3,000	500	3,000	500	0	0
Meng Dong	2,400	400	2,400	400	0	0
Mengyuan Song	1,200,000	200,000	1,200,000	200,000	0	0
Merriman Curhan Ford & Co.(11)	561,104	561,104	561,104	561,104	0	0
Michael and Denise Larson Family Trust(12)	2,400	400	400	400	2,000	*
Ming Yang	30,000	5,000	30,000	5,000	0	0
Mingde Zhang	2,400	400	2,400	400	0	0
Mingxian Yi	2,400	400	2,400	400	0	0
Nan Dong	1,500	250	1,500	250	0	0
Nancy Wong	300	50	300	50	0	0
Nick Kulhawy	600	100	600	100	0	0
Ning Pan	38,760	6,460	38,760	6,460	0	0
Palo Verde Fund, L.P.(13)	600,000	100,000	100,000	100,000	500,000	1.4%
Pandora Select Partners, LP(14)	750,000	125,000	750,000	125,000	0	0
Peng Liu	10,200	1,700	10,200	1,700	0	0
Ping Liu	120	20	120	20	0	0
Pingping Tang	1,500	250	1,500	250	0	0
Qi Cheng	60,000	10,000	60,000	10,000	0	0
Qi Wang	6,000	1,000	6,000	1,000	0	0
Qi Yu	4,200	700	4,200	700	0	0
Qian Shang	3,450	575	3,450	575	0	0
Qiang Dou	1,500	250	1,500	250	0	0
Qin Yu	2,400	400	2,400	400	0	0
Qin Zhang	15,000	2,500	15,000	2,500	0	0
Qingdong Wang	225,000	37,500	225,000	37,500	0	0
Qinghua Du	23,760	3,960	23,760	3,960	0	0
Quanlei Gai	9,000	1,500	9,000	1,500	0	0
Randy or Brenda Slapnicka	15,000	2,500	2,500	2,500	12,500	*
Regis Kwong	833,379		833,379		0	0
Richard Chiang	250		250		0	0

	Shares of Common Stock Beneficially Owned Before the Offering(1)		Total Number of Shares to be Sold	Number of Warrants Included in Total Number of Shares to be Sold	Shares of Common Stock Beneficially Owned After the Offering(1)
Name	Total	Warrants Included in Total			Number	Percent
Rina Orina	600	100	600	100	0	0
Robert Florek	3,000	500	3,000	500	0	0
Robert Johnson	44,400	7,400	44,400	7,400	0	0
Ronald D Goach	1,500	250	1,500	250	0	0
Ronald L. Chez	360,000	60,000	360,000	60,000	0	0
Rui Li	750	125	750	125	0	0
Rui Wang	6,000	1,000	6,000	1,000	0	0
Sean Glassel	300	50	300	50	0	0
Shanhou Zhao	1,200	200	1,200	200	0	0
Shaojie Liang	6,000	1,000	6,000	1,000	0	0
Sheng Tian	1,200	200	1,200	200	0	0
Shengyun Sun	1,500	250	1,500	250	0	0
Sherry Steele	2,400	400	2,400	400	0	0
Sherry Steele “In Trust”(15)	1,500	250	1,500	250	0	0
Shouqiang Zhang	6,000	1,000	6,000	1,000	0	0
Shufen Zhao	2,400	400	2,400	400	0	0
Shuyuan Sun	3,000	500	3,000	500	0	0
Shuyun Wang	10,200	1,700	10,200	1,700	0	0
Shuzhen Wang	225,000	37,500	225,000	37,500	0	0
Silver Rock II, Ltd.(16)	180,000	30,000	180,000	30,000	0	0
Stephen L. Fischer	15,091	2,500	2,500	2,500	12,591	*
Tan Wang	1,500	250	1,500	250	0	0
Tao Zhang	5,100	850	5,100	850	0	0
Taylor Steele	1,500	250	1,500	250	0	0
The Michael & Barbara Williams Revocable Living Trust(17)	45,000	7,500	7,500	7,500	37,500	*
The Win and Rose Williams Foundation(18)	15,000	2,500	2,500	2,500	12,500	*
Tieling Wang	5,100	850	5,100	850	0	0
Timothy Hahn	300	50	300	50	0	0
Tina Louise Kam	1,500	250	1,500	250	0	0
Tongbing Li	47,520	7,920	47,520	7,920	0	0
Tracy Glassel	300	50	300	50	0	0
Valerie Londrie	300	50	300	50	0	0
VeriFone, Inc.(19)	3,000,000	500,000	3,000,000	500,000	0	0
Vivian Yan Huo	300	50	300	50	0	0
W. Lynne Tanner	3,000	500	3,000	500	0	0
Wanai Yang	1,200	200	1,200	200	0	0
Wei Huang	60,000	10,000	60,000	10,000	0	0
Wei Zou	3,000	500	3,000	500	0	0
Weitao Zhang	1,500	250	1,500	250	0	0
Wenyu Jin	3,000	500	3,000	500	0	0
Whitebox Multi-Strategy Partners, L.P.(20)	756,000	126,000	756,000	126,000	0	0

	Shares of Common Stock Beneficially Owned Before the Offering(1)		Total Number of Shares to be Sold	Number of Warrants Included in Total Number of Shares to be Sold	Shares of Common Stock Beneficially Owned After the Offering(1)
Name	Total	Warrants Included in Total			Number	Percent
Whitebox Small Cap Long Short Equity Partners, L.P.(21)	144,000	24,000	144,000	24,000	0	0
Xia Liu	750	125	750	125	0	0
Xianglei Sui	3,000	500	3,000	500	0	0
Xianrong Meng	10,200	1,700	10,200	1,700	0	0
Xiaobo Xing	1,500	250	1,500	250	0	0
Xiaofei Zhou	5,100	850	5,100	850	0	0
Xiaofeng Pan	6,000	1,000	6,000	1,000	0	0
Xiaoguo Zhao	1,200	200	1,200	200	0	0
Xiaohan Liu	30,000	5,000	30,000	5,000	0	0
Xiaohua Cai	7,200	1,200	7,200	1,200	0	0
Xiaolei Liu	750	125	750	125	0	0
Xiaoli Luan	1,200	200	1,200	200	0	0
Xiaolong Ji	150,000	25,000	150,000	25,000	0	0
Xiaomei Sun	2,400	400	2,400	400	0	0
Xiaomei Sun	10,200	1,700	10,200	1,700	0	0
Xiaomin Xu	12,000	2,000	12,000	2,000	0	0
Xiaoni Ma	6,000	1,000	6,000	1,000	0	0
Xiaoqian Liu	3,000	500	3,000	500	0	0
Xiaoqing Zheng	1,200	200	1,200	200	0	0
Xiaoqing Zheng	2,100	350	2,100	350	0	0
Xiaoqiu Zhao	12,000	2,000	12,000	2,000	0	0
Xiaoyan Cui	2,400	400	2,400	400	0	0
Xiaoyuan Liu	3,000	500	3,000	500	0	0
Xiaozhuang Yao	120,000	20,000	120,000	20,000	0	0
Xiling Tian	1,500	250	1,500	250	0	0
Xin Wang	39,000	6,500	39,000	6,500	0	0
Xinan Zhang	2,400	400	2,400	400	0	0
Xingwang Lu	10,200	1,700	10,200	1,700	0	0
Xingye Zhang	3,000	500	3,000	500	0	0
Xinli Wang	2,400	400	2,400	400	0	0
Xue Gao	750	125	750	125	0	0
Xuejun Wang	1,500	250	1,500	250	0	0
Xueling Song	2,400	400	2,400	400	0	0
Xuying Wang	2,400	400	2,400	400	0	0
Yan Li	1,200	200	1,200	200	0	0
Yan Wang	11,400	1,900	11,400	1,900	0	0
Yan Zhang	12,000	2,000	12,000	2,000	0	0
Yanhui Liu	750	125	750	125	0	0
Yaning Zhang	6,000	1,000	6,000	1,000	0	0
Yanlei Cheng	6,000	1,000	6,000	1,000	0	0
Yao Feng	1,500	250	1,500	250	0	0
Yaoguo Bai	3,000	500	3,000	500	0	0
Yaohong Sun	2,400	400	2,400	400	0	0
Yi Lu	3,000	500	3,000	500	0	0

	Shares of Common Stock Beneficially Owned Before the Offering(1)		Total Number of Shares to be Sold	Number of Warrants Included in Total Number of Shares to be Sold	Shares of Common Stock Beneficially Owned After the Offering(1)
Name	Total	Warrants Included in Total			Number	Percent
Yibo You	2,400	400	2,400	400	0	0
Yichun Lu	30,000	5,000	30,000	5,000	0	0
Ying Pan	1,500	250	1,500	250	0	0
Ying Xia	18,000	3,000	18,000	3,000	0	0
Yingjuan Wang	2,400	400	2,400	400	0	0
Yingli Liang	5,100	850	5,100	850	0	0
Yingying Qu	2,400	400	2,400	400	0	0
Yingying Qu	10,200	1,700	10,200	1,700	0	0
Yingzi Su	2,400	400	2,400	400	0	0
Yong Shan	15,000	2,500	15,000	2,500	0	0
Yongfeng Zhang	7,800	1,300	7,800	1,300	0	0
Yonghui Gu	150,000	25,000	150,000	25,000	0	0
Yongshun Tang	6,000	1,000	6,000	1,000	0	0
Yousheng Li	6,000	1,000	6,000	1,000	0	0
Yu Tang	12,000	2,000	12,000	2,000	0	0
Yuanjun Ye	45,000	7,500	45,000	7,500	0	0
Yuanxi Zhang	12,000	2,000	12,000	2,000	0	0
Yuchun Liu	6,000	1,000	6,000	1,000	0	0
Yue Zhang	1,500	250	1,500	250	0	0
Yufan Ma	6,000	1,000	6,000	1,000	0	0
Yufu Sheng	15,000	2,500	15,000	2,500	0	0
Yulan Yang	1,200	200	1,200	200	0	0
Yunfeng Zhao	10,500	1,750	10,500	1,750	0	0
Yunxia Guo	1,500	250	1,500	250	0	0
Yuping Liu	2,400	400	2,400	400	0	0
Yuxian You	1,200	200	1,200	200	0	0
Zhaohui Liu	1,500	250	1,500	250	0	0
Zhen Wei	1,500	250	1,500	250	0	0
Zhenfeng Su	2,400	400	2,400	400	0	0
Zheng Song	6,000	1,000	6,000	1,000	0	0
Zhenyu Lin	120	20	120	20	0	0
Zhiqiang Chu	1,500	250	1,500	250	0	0
Zhiyuan Gai	3,000	500	3,000	500	0	0
Zhongchen Hui	3,600	600	3,600	600	0	0
Zhongming Han	2,400	400	2,400	400	0	0
Zhongya Wang	15,000	2,500	15,000	2,500	0	0

  *             Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the securities. Based on 36,807,075 shares of common stock of Trunkbow issued and outstanding as of November 3, 2011. For purposes of calculating the percentage ownership, any shares that each selling stockholder has the right to acquire within 60 days under warrants or options have been included in the total number of shares outstanding for that person, in accordance with Rule 13d-3 under the Exchange Act.

(2)	Christopher Eric Jensen, as manager of CJMJ, LLC, has voting and dispositive power over the shares held by CJMJ, LLC.

(3)	Phillip Cory Roberts, the Managing Member of Bay Peak, LLC, has voting and dispositive power over the securities owned by Bay Peak, LLC.

(4)	Robert Earnest Kulhawy has voting and dispositive power over the securities held by Calco Capital Corporation.

(5)	Elizabeth Benton Johnson, as trustee of the William Benton Johnson Trust, has voting and dispositive power over the securities owned by the William Benton Johnson Trust.

(6)	Mark and Marie Zener, as managing directors of Equitunity China Fund I, LLC, have voting and dispositive power over the securities held by Equitunity China Fund I, LLC.

(7)
Consists of (i) 358,500 shares underlying warrants, and (ii) 1,792,500 shares of common stock of Trunkbow owned by HPCG Trunkbow Holdings, L.P. HPCG Trunkbow Investments, LLC is the general partner of HPCG Trunkbow Holdings, L.P. Christopher Eric Jensen, as manager of HPCG Trunkbow Investments, LLC, has voting and dispositive power over the shares held by HPCG Trunkbow Investments, LLC.

(8)
Lanny R. Lang, as trustee of the Lang Family Revocable Living Trust, dated 12/27/1999, has voting and dispositive power over the securities held by the Lang Family Revocable Living Trust, dated 12/27/1999. Lanny R. Lang was an officer and director of each of VT Dutch Services until August 28, 2008, and Bay Peak 5 Acquisition Corp. until February 10, 2010, each our predecessor.

(9)
Mark and Marie Zener, trustees of the Mark and Marie Zener Revocable Living Trust, dated November 16, 2009, have voting and dispositive power over the securities owned by the Mark and Marie Zener Revocable Living Trust, dated November 16, 2009.

(10)	Mary Jeffries, trustee of the Mary Lynn Jeffries Revocable Trust, has voting and dispositive power over the securities owned by the Mary Lynn Jeffries Revocable Trust.

(11)
Merriman Curhan Ford & Co. is a broker-dealer that received the shares in the ordinary course of its business as compensation, without any agreements or understandings, directly or indirectly, with any person, to distribute the securities. Peter V. Coleman has voting and dispositive power over the securities held by Merriman Curhan Ford & Co.

(12)	Michael R. Larson, trustee of the Michael and Denise Larson Family Trust, has voting and dispositive power over the securities owned by the Michael and Denise Larson Family Trust.

(13)	Tony Stacy has voting and dispositive power over the securities owned by Palo Verde Fund, L.P.

(14)	Andrew J. Redleaf, as Managing Member of the General Partner of Pandora Select Partners, LP, has voting and dispositive power over the securities owned by Pandora Select Partners, LP.

(15)	Sherry Steele has voting and dispositive power over the securities held by Sherry Steele “In Trust”.

(16)	Ezzat Jallad has voting and dispositive power over the securities owned by Silver Rock II, Ltd.

(17)
Michael and Barbara Williams, each a trustee of the Michael & Barbara Williams Revocable Living Trust, have voting and dispositive power over the securities owned by the Michael & Barbara Williams Revocable Living Trust. Michael Williams was an officer and director of our predecessor, VT Dutch Services, Inc., until August 28, 2008.

(18)	Michael S. Williams, president of the Win and Rose Williams Foundation, has voting and dispositive power over the securities owned by the Win and Rose Williams Foundation.

(19)
Each of Doug Bergeron, chief executive officer of VeriFone, Inc., Robert Dykes, chief financial officer of VeriFone, Inc., and Albert Liu, senior vice president and general counsel of VeriFone, Inc. has voting and dispositive power over the securities owned by VeriFone, Inc.

(20)
Andrew J. Redleaf, managing member of the general partner of Whitebox Multi-Strategy Partners, L.P., has voting and dispositive power over the securities owned by Whitebox Multi-Strategy Partners, L.P.

(21)
Andrew J. Redleaf, managing member of the general partner of Whitebox Small Cap Long Short Equity Partners, L.P., has voting and dispositive power over the securities owned by Whitebox Small Cap Long Short Equity Partners, L.P.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of such shares of common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $250,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES
General

Our current authorized capital stock consists of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $.001 per share, of which 36,807,075 common shares and no preferred shares were issued and outstanding as of November 14, 2011.

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation. Any action other than the election of directors shall be authorized by a majority of the votes cast, except where the Nevada Revised Statutes prescribes a different percentage of votes and/or exercise of voting power. When a dividend is declared by the Board of Directors, all stockholders are entitled to receive a fixed dividend. To date, no dividends have been declared. All shares of common stock issued by us are of the same class, and have equal liquidation, preference, and adjustment rights.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any additional preferred stock is authorized and issued. All outstanding shares of our common stock are, and the shares underlying all options and warrants and convertible securities will be, duly authorized, validly issued, fully paid and non-assessable upon our issuance of these shares.

Warrants

In our February 2010 private placement we issued warrants to purchase 3,005,519 shares of common stock at an exercise price of $2.00 per share, of which 2,700,519 remain outstanding as of October 28, 2011. The warrants have a five year term.  In addition, we issued a warrant to purchase 200,000 shares of our common stock to Roth Capital Partners, LLC, in connection with our February 2010 initial public offering.  The warrant held by Roth Capital Partners, LLC has a term of three years, an exercise price of $6 per share and provides for cashless exercise at all times.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of a warrant, a holder would be entitled to receive a fractional interest in a share, we will pay to the holder cash equal to such fraction multiplied by the then fair market value of one full share.

Anti-takeover Provisions of our Certificate of Incorporation

Our Certificate of Incorporation grants our board of directors the authority, without any further vote or action by stockholders, to issue preferred stock in one or more series, fix the number of shares constituting the series and establish the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, redemption rights and liquidation preferences of the shares of the series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid, since we could, for example, issue preferred stock to parties who might oppose such a takeover bid, or issue shares with terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, discourage bids for the common stock at a premium over the market price, and adversely affect the market price, and voting and other rights of holders of common stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected to not be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of three years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless (a) the transaction was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than three years after the date the person first became an interested stockholder; or (c) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Because we have over 200 stockholders of record, we will be subject to the Nevada business combination provisions. Applicability of the business combination law would discourage parties interested in taking control of Trunkbow if they cannot obtain the approval of our Board of Directors. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and those shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and we may be subject to these statute after this offering.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of Trunkbow.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, telephone number (800) 937-5449.

 LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to legal matters of United States federal securities and New York State law. The validity of the common stock offered in this offering and legal matters as to Nevada law will be passed upon for us by Lewis and Roca LLP. Legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. Loeb & Loeb LLP and Lewis and Roca may rely upon Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated balance sheets of Trunkbow and subsidiaries as of December 31, 2010 and December 31, 2009, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2010 and December 31, 2009 by Bernstein & Pinchuk LLP, an independent registered public accounting firm, as set forth in its reports appearing herein and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Post-Effective Amendment No. 1 to the registration statement on Form S-3 with the SEC for the securities we being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 31, 2011;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011;

•	Current Reports on Form 8-K, filed on March 31, 2011, April 24, 2011, May 10, 2011, July 8, 2011 and August 15, 2011; and

•
The description of our common stock set forth in our Registration Statement on Form 10 (Registration No. 000-53934) filed with the Securities and Exchange Commission on August 3, 2010, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the post-effective amendment to the registration statement of which this prospectus is a part and before the effectiveness of the post-effective amendment to the registration statement and (b) after the effectiveness of the post-effective amendment to the registration statement and before the filing of a further post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

16,328,581 Shares

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

Common Stock

PROSPECTUS

, 2011

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock being registered. All amounts other than the SEC registration fee are estimates.

SEC Registration Fee	$0

Printing and Engraving Expenses	5,000

Legal Fees and Expenses	10,000

Accounting Fees and Expenses	5,000

Miscellaneous	2,500

Total	$22,500

Item 14. Indemnification of Directors and Officers

Trunkbow International Holdings Limited is a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that personal liability of our directors is eliminated to the fullest extent permitted under Nevada law. Our Articles of Incorporation also provide that we shall indemnify our directors and officers to the fullest extent permitted by NRS Section 78.151. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•
We shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability and loss reasonably incurred or suffered by them in connection with their service as an officer or director.

•
The board of directors, in its discretion, may approve the advancement of expenses of directors and officers as incurred in defending a civil or criminal action, suit, or proceeding upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer was not entitled to be indemnified by us.

•
We may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held a position as a director, officer, or representative against any and all liability incurred by such person in any such position or arising out of his status as such, whether or not we would have the power to indemnify such person under the NRS or our Articles of Incorporation or Bylaws.

Item 15. Exhibits and Financial Statement Schedules

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

2.1	Share Exchange Agreement, dated as of January 27, 2010(1)

4.1	Form of Investor Warrant(1)

4.2	Registration Rights Agreement, dated as of February 10, 2010(1)

4.3	Specimen Common Stock Certificate(2)

4.4	Form of Underwriter Warrant(2)

5.1	Opinion of Lewis and Roca LLP(2)

23.1 *	Consent of Marcum Bernstein & Pinchuk LLP

23.2	Consent of Lewis and Roca LLP (included in Exhibit 5.1)(2)

99.1	Opinion of Han Kun Law Firm(2)

*	Filed herewith.

(1)	Incorporated herein by reference to the Registration Statement on Form 10 filed by us on June 4, 2010.

(2)	Incorporated herein by reference to the Registration Statement on Form S-1 filed by us on February 2, 2011.

Item 16. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of, and included in, the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 1 to Form S-1 on this Form S-3, as amended and has authorized this Post-Effective Amendment No. 1 to Form S-1 on this Form S-3, as amended to be signed on its behalf by the undersigned in the City of Beijing, People’s Republic of China, on November 14, 2011.

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Qiang Li
Name: Qiang Li
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman of the Board of Directors	November 14, 2011
Dr. Hou WanChun

/s/ Qiang Li	Chief Executive Officer and Director	November 14, 2011
Qiang Li	(Principal Executive Officer)

/s/ Ye Yuan Jun	Chief Financial Officer	November 14, 2011
Ye Yuan Jun	(Principal Accounting and Financial Officer)

*	Director	November 14, 2011
Bao Jihong

*	Director	November 14, 2011
Wang Xin

*	Director	November 14, 2011
Albert Liu

*	Director	November 14, 2011
Regis Kwong

*	Director	November 14, 2011
Dr. Tan Kok Hui

*	Director	November 14, 2011
Iris Geng

*	Director	November 14, 2011
Dr. Lv Ting Jie

*	Director	November 14, 2011
Huang Zhaoxing

*	Director	November 14, 2011
Li Dong

* By Qiang Li, power of attorney.

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

2.1	Share Exchange Agreement, dated as of January 27, 2010(1)

4.1	Form of Investor Warrant(1)

4.2	Registration Rights Agreement, dated as of February 10, 2010(1)

4.3	Specimen Common Stock Certificate(2)

4.4	Form of Underwriter Warrant(2)

5.1	Opinion of Lewis and Roca LLP(2)

23.1 *	Consent of Marcum Bernstein & Pinchuk LLP

23.2	Consent of Lewis and Roca LLP (included in Exhibit 5.1)(2)

99.1	Opinion of Han Kun Law Firm(2)

*	Filed herewith.

(1)	Incorporated herein by reference to the Registration Statement on Form 10 filed by us on June 4, 2010.

(2)	Incorporated herein by reference to the Registration Statement on Form S-1 filed by us on February 2, 2011.